Exhibit 35.3

ANNUAL COMPLIANCE CERTIFICATE

Synchrony Bank (the “Servicer”) hereby certifies as of December 31, 2015 as follows:

1.	The undersigned has reviewed, for the period beginning January 1, 2015 and ending December 2, 2015: (a) the activities of the Servicer as they related to the Sub-Servicing Agreement, dated as of May 22, 2008, between the Servicer and General Electric Capital Corporation (as amended and supplemented from time to time, the “GECC Servicing Agreement”) and (b) the Servicer’s performance under the GECC Servicing Agreement. Such review of the activities of the Servicer and the performance by the Servicer of its obligations under the GECC Servicing Agreement has been made by persons under the direct supervision of the undersigned.

2.	The undersigned has reviewed, for the period beginning January 1, 2015 and ending December 31, 2015: (a) the activities of the Servicer as they related to the Sub-Servicing Agreement, dated as of August 1, 2014, between SYNCHRONY FINANCIAL and the Servicer (the “Synchrony Servicing Agreement”) and (b) the Servicer’s performance under the Synchrony Servicing Agreement. Such review of the activities of the Servicer and the performance by the Servicer of its obligations under the Synchrony Servicing Agreement has been made by persons under the direct supervision of the undersigned.

3.	To the best knowledge of the undersigned, based on my review of the Servicer’s performance under the GECC Servicing Agreement, the Servicer has fulfilled all of its obligations under the GECC Servicing Agreement in all material respects for the period beginning January 1, 2015 and ending December 2, 2015

4.	To the best knowledge of the undersigned, based on my review of the Servicer’s performance under the Synchrony Servicing Agreement, the Servicer has fulfilled all of its obligations under the Synchrony Servicing Agreement in all material respects for the period beginning January 1, 2015 and ending December 31, 2015.

This report is delivered pursuant to Item 1123 of Regulation AB.

SYNCHRONY BANK

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Treasurer